DHI Group Reports 2023 Fourth Quarter and Full Year Financial Results

CENTENNIAL, Colorado, February 7, 2024 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”) today announced financial results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Financial Highlights(1)

▪Total revenue was $37.3 million, down 6% year over year.
▪Total bookings were $36.1 million, down 4% year over year.
▪Net income was $2.1 million, or $0.05 per diluted share, a net income margin of 6%, compared to net income of $2.4 million, or $0.05 per diluted share, a net income margin of 6%, in the year-ago quarter. Adjusted Diluted Earnings Per Share for the quarter was $0.04, versus $0.01 in the year-ago quarter.
▪Adjusted EBITDA was $10.1 million, up 24% year over year, and Adjusted EBITDA Margin was 27%, up from 20% in the year-ago quarter.
▪Cash flow from operations was $7.6 million, up from $7.3 million in the year-ago quarter.
▪Cash was $4.2 million and total debt was $38.0 million at quarter end compared to $40 million at the prior quarter end.

Fiscal Year 2023 Financial Highlights(1)

▪Total revenue was $151.9 million, up 1% year over year.
▪Total bookings were $153.2 million, down 4% year over year.
▪Net income was $3.5 million, or $0.08 per diluted share, a net income margin of 2%, compared to net income of $4.2 million, or $0.09 per diluted share, a net income margin of 3%, a year-ago. Adjusted Diluted Earnings Per Share was $0.10, versus $0.05 a year-ago.
▪Adjusted EBITDA was $36.3 million, up 17% year over year, and Adjusted EBITDA Margin was 24%, up from 21% a year-ago.
▪Cash flow from operations was $21.3 million, down from $36.0 million a year-ago.

(1) See definition of bookings and see "Notes Regarding the Use of Non-GAAP Financial Measures" related to Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Diluted Earnings Per Share later in this press release.

Commenting on the results, Art Zeile, President and CEO of DHI Group, said:

"We continue to operate effectively and efficiently in this challenging macro-economic environment as we finished the full year with total revenue growth and a significantly improved Adjusted EBITDA margin. For the full year, our total recurring revenue increased 9% year over year. As the economy begins to improve, we expect companies across all industries will restart their investment in technology initiatives such as AI, which we expect will drive increased demand for our tools, which empower companies to attract, find and hire the right technology professionals for their open positions. We are improving our industry-leading product offerings and our go-to-market execution so that we are ready to capitalize on this anticipated increased demand for our tools, while doing so in a more efficient and profitable manner."

Commenting on 2024 guidance, Raime Leeby, CFO of DHI Group, said:

"While we saw signs of an improved bookings environment across all of our new business teams in the fourth quarter, we do not expect total bookings growth to return until the second half of the year, which we expect to result in a low single-digit percentage decline in our total revenue for the full year. From a profitability perspective, we are targeting an Adjusted EBITDA margin of 24% for the full year. We remain focused on driving long-term, sustainable revenue growth and are well positioned from a customer acquisition perspective to return to more accelerated growth when the economy begins its recovery and tech hiring returns."

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Raime Leeby, Chief Financial Officer, will host a conference call today, February 7, 2024, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and recent developments.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or 412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI’s two brands, Dice and ClearanceJobs, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technology professionals based on the skills requested. The Company’s patented algorithm manages over 100,000 unique technology skills. Additionally, our marketplaces allow tech professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future financial condition, liquidity and results of operations, including expectations (financial or otherwise), our strategy, plans, objectives, expectations (financial or otherwise) and intentions, growth potential, and statements regarding our 2024 financial outlook. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, uncertainty in respect to the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable federal securities laws.

Investor Contact
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
VP of Engagement
212-448-8288
media@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or alternatives to, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Diluted Earnings Per Share provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented. The non-GAAP measures apply to consolidated results or other measures as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings Per Share is a non-GAAP performance measure that management believes is useful to investors and management in understanding our ongoing operations and in the analysis of operating trends. Adjusted Diluted Earnings Per Share is computed as diluted earnings per share plus or minus the impacts of certain non-cash and other items, including impairments, costs related to reorganizing the Company, including severance and related costs, gains or losses on investments, restructuring charges, proceeds from settlement, and discrete tax items.

Adjusted Diluted Earnings Per Share is not a measurement of our financial performance under GAAP and should not be considered as an alternative to diluted earnings per share, net income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures used by management to measure operating performance. Management uses Adjusted EBITDA and Adjusted EBITDA Margin as performance measures for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses these measures to calculate amounts of performance-based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, and items such as non-cash stock-based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those divested businesses, certain write-offs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, losses from equity method investments, transaction costs in connection with the credit agreement, deferred revenue written off in connection with acquisition purchase accounting adjustments, write-off of non-cash stock-based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, impairment of investment, restructuring charges and losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, including income from equity method investments, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.
Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by revenue.
We also consider Adjusted EBITDA and Adjusted EBITDA Margin, as defined above, to be important indicators to investors because they provide information related to our ability to provide cash flows to meet future debt service, capital expenditures, working capital requirements, and to fund future growth. We present Adjusted EBITDA and Adjusted EBITDA Margin as supplemental performance measures because we believe that these measures provide our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We understand that although Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our liquidity or results as reported under GAAP. Some limitations are:

•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA and Adjusted EBITDA Margin do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA and Adjusted EBITDA Margin differently than we do, limiting their usefulness as comparative measures.
To compensate for these limitations, management evaluates our liquidity by considering the economic effect of excluded expense items independently, as well as in connection with its analysis of cash flows from operations and through the use of other financial measures, such as capital expenditure budget variances, investment spending levels and return on capital analysis.
Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, operating income, net income, net income margin, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability or liquidity.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended December 31,		For the twelve months ended December 31,
	2023	2022	2023	2022

Revenue	$37,287	$39,762	$151,878	$149,680

Operating expenses:
Cost of revenue	4,948	4,766	19,787	17,607
Product development	4,493	4,692	17,777	17,674
Sales and marketing	12,602	16,157	57,421	59,364
General and administrative	7,402	8,506	31,273	34,049
Depreciation	4,339	4,893	16,915	17,487
Restructuring	—	—	2,417	—
Total operating expenses	33,784	39,014	145,590	146,181
Other operating income:
Proceeds from settlement	—	2,061	—	2,061
Operating income	3,503	2,809	6,288	5,560
Income from equity method investment	74	490	502	1,597
Gain on sale of investments	—	—	614	320
Impairment of investment	—	—	(300)	(2,300)
Interest expense and other	(866)	(590)	(3,482)	(1,580)
Income before income taxes	2,711	2,709	3,622	3,597
Income tax expense (benefit)	563	358	131	(579)
Net income	$2,148	$2,351	$3,491	$4,176

Basic earnings per share	$0.05	$0.05	$0.08	$0.09
Diluted earnings per share	$0.05	$0.05	$0.08	$0.09

Weighted-average basic shares outstanding	43,539	43,593	43,571	44,274
Weighted-average diluted shares outstanding	44,612	46,149	44,496	46,533

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended December 31,		For the year ended December 31,
	2023	2022	2023	2022
Cash flows from (used in) operating activities:
Net income	$2,148	$2,351	$3,491	$4,176
Adjustments to reconcile net income to net cash flows from (used in) operating activities:
Depreciation	4,339	4,893	16,915	17,487
Deferred income taxes	(122)	(118)	(3,301)	(3,800)
Amortization of deferred financing costs	36	36	145	146
Stock-based compensation	2,194	2,331	9,916	9,519
Income from equity method investment	(74)	(490)	(502)	(1,597)
Gain on sale of investments	—	—	(614)	(320)
Impairment of investment	—	—	300	2,300
Change in accrual for unrecognized tax benefits	(125)	(224)	263	(16)
Changes in operating assets and liabilities:
Accounts receivable	(3,634)	(1,633)	(1,398)	(2,109)
Prepaid expenses and other assets	415	(932)	(335)	(1,479)
Capitalized contract costs	40	(955)	3,313	(545)
Accounts payable and accrued expenses	706	3,971	(7,093)	7,778
Income taxes receivable/payable	(328)	(347)	(255)	388
Deferred revenue	1,127	(1,388)	(893)	4,718
Other, net	899	(146)	1,393	(611)
Net cash flows from operating activities	7,621	7,349	21,345	36,035
Cash flows from (used in) investing activities:
Cash received from sale of investments	—	—	4,941	320
Purchases of fixed assets	(5,264)	(4,583)	(20,252)	(17,976)
Net cash flows used in investing activities	(5,264)	(4,583)	(15,311)	(17,656)
Cash flows from (used in) financing activities:
Payments on long-term debt	(2,000)	(3,000)	(25,000)	(11,000)
Proceeds from long-term debt	—	3,000	33,000	18,000
Financing costs paid	—	—	—	(515)
Payments under stock repurchase plan	—	(3,567)	(6,896)	(18,530)
Purchase of treasury stock related to vested restricted and performance stock units	(26)	(204)	(6,237)	(5,155)
Proceeds from issuance of common stock through ESPP	151	163	299	287
Net cash flows used in financing activities	(1,875)	(3,608)	(4,834)	(16,913)
Net change in cash for the period	482	(842)	1,200	1,466
Cash, beginning of period	3,724	3,848	3,006	1,540
Cash, end of period	$4,206	$3,006	$4,206	$3,006

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	December 31, 2023	December 31, 2022
Current assets
Cash	$4,206	$3,006
Accounts receivable, net	22,225	20,494
Income taxes receivable	221	—
Prepaid and other current assets	4,237	4,294
Total current assets	30,889	27,794
Fixed assets, net	25,272	21,252
Capitalized contract costs	6,364	9,677
Operating lease right-of-use assets	4,759	6,581
Investments	1,918	5,646
Acquired intangible assets	23,800	23,800
Goodwill	128,100	128,100
Other assets	4,100	3,854
Total assets	$225,202	$226,704

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$17,408	$23,818
Deferred revenue	49,463	50,121
Income taxes payable	—	34
Operating lease liabilities	2,006	105
Total current liabilities	68,877	74,078
Deferred revenue	508	743
Operating lease liabilities	6,543	8,428
Long-term debt, net	38,000	30,000
Deferred income taxes	2,214	5,515
Accrual for unrecognized tax benefits	1,032	769
Other long-term liabilities	486	932
Total liabilities	117,660	120,465
Total stockholders’ equity	107,542	106,239
Total liabilities and stockholders’ equity	$225,202	$226,704

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, we have provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most directly comparable GAAP measure. A statement of operations and statement of cash flows for the three and twelve month periods ended December 31, 2023 and 2022 and balance sheets as of December 31, 2023 and December 31, 2022 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except per share and customer data)

	Revenue
	Q4 2023	Q4 2022	$ Change	% Change
Dice[1]	$24,632	$28,158	$(3,526)	(13)%
ClearanceJobs	12,655	11,604	1,051	9%
Total Revenue	$37,287	$39,762	$(2,475)	(6)%

Net income (loss)[2]	$2,148	$2,351	$(203)	(9)%
Net income (loss) margin[3]	6%	6%	n.m.	n.m.
Diluted earnings (loss) per share[2]	$0.05	$0.05	$—	—%
Adjusted diluted earnings per share[5]	$0.04	$0.01	$—	300%
Adjusted EBITDA[5]	$10,063	$8,098	$1,965	24%
Adjusted EBITDA margin[5]	27%	20%	n.m.	n.m.

	Revenue
	FY 2023	FY 2022	$ Change	% Change
Dice[1]	$102,584	$106,957	$(4,373)	(4)%
ClearanceJobs	49,294	42,723	6,571	15%
Total Revenue	$151,878	$149,680	$2,198	1%

Net income[4]	$3,491	$4,176	$(685)	(16)%
Net income margin[3]	2%	3%	n.m.	n.m.
Diluted earnings per share[4]	$0.08	$0.09	$—	(11)%
Adjusted diluted earnings per share[5]	$0.10	$0.05	$—	100%
Adjusted EBITDA[5]	$36,254	$30,950	$5,304	17%
Adjusted EBITDA margin[5]	24%	21%	n.m.	n.m.

(1) Includes Dice and Career Events
(2) For the three months ended December 31, 2023, net income and diluted earnings per share includes the net positive impact of discrete tax items of $0.2 million, or $0.01 per diluted share. Net income and diluted earnings per share for the three months ended December 31, 2022 includes the net positive impact of income from investments, proceeds from settlement, and severance and related costs, all net of tax, and discrete tax items of $2.0 million, or $0.04 per share.
(3) Net income margin and Adjusted EBITDA Margin are calculated by dividing the respective measure by that period's revenue.
(4) For the year ended December 31, 2023, net income and diluted earnings per share includes the net negative impact of impairment of investment, severance and related costs, gain on investment and restructuring, all net of tax, and discrete tax items of $0.9 million, or $0.02 per diluted share. Net income and diluted earnings per share for the year ended December 31, 2022 includes the net positive impact of income from investments, proceeds from settlement, impairments and severance and related costs, all net of tax, and discrete tax items of $1.9 million, or $0.04 per share.

(5) See "Notes Regarding the Use of Non-GAAP Financial Measures" elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Bookings[1]
	Q4 2023	Q4 2022	$ Change	% Change
Dice	$22,194	$25,674	$(3,480)	(14)%
ClearanceJobs	13,887	12,067	1,820	15%
Total Bookings	$36,081	$37,741	$(1,660)	(4)%

	FY 2023	FY 2022	$ Change	% Change
Dice	$100,766	$113,120	$(12,354)	(11)%
ClearanceJobs	52,385	47,125	5,260	11%
Total Bookings	$153,151	$160,245	$(7,094)	(4)%

(1) Bookings represent the value of all contractually committed services in which the contract start date is during the period and will be recognized as revenue within 12 months of the contract start date. For contracts that extend beyond 12 months, the value of those contracts beyond 12 months is recognized as bookings on each annual anniversary of each contract start date valued as the amount of revenue that will be recognized within 12 months of the respective anniversary date.

	Average Annual Revenue per Recruitment Package Customer[1]
	Q4 2023	Q4 2022	$ Change	% Change
Dice	$15,788	$15,384	$404	3%
ClearanceJobs	$21,872	$19,872	$2,000	10%

	FY 2023	FY 2022	$ Change	% Change
Dice	$15,631	$14,664	$967	7%
ClearanceJobs	$21,164	$19,080	$2,084	11%

(1) Calculated by dividing recruitment package customer revenue by the daily average count of recruitment package customers during each month, adjusted to reflect a 30-day month. The simple average of each month is used to derive the amount for each period and then annualized to reflect 12 months.

	Renewal Rates
Renewal Rate on Revenue:	Q4 2023	Q4 2022	FY 2023	FY 2022
Dice	78%	94%	85%	99%
ClearanceJobs	96%	98%	95%	100%

Renewal Rate on Count:
Dice	71%	83%	77%	85%
ClearanceJobs	78%	80%	81%	84%

	Retention Rates[1]
	Q4 2023	Q4 2022	FY 2023	FY 2022
Dice	97%	107%	101%	110%
ClearanceJobs	110%	117%	111%	114%

(1) For customers that renewed their annual recruitment packages during the period, the retention rate represents the total contract value renewed, relative to the previous total contract value.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Recruitment Package Customers
	December 31, 2023	December 31, 2022	Change	% Change
Dice	5,492	6,311	(819)	(13)%
ClearanceJobs	2,055	2,064	(9)	—%

	Deferred Revenue and Backlog[1]
	December 31, 2023	December 31, 2022	$ Change	% Change
Deferred Revenue	$49,971	$50,864	$(893)	(2)%
Contractual commitments not invoiced	58,126	66,391	(8,265)	(12)%
Backlog	$108,097	$117,255	$(9,158)	(8)%

(1) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

	Adjusted Diluted Earnings per Share
	Q4 2023	Q4 2022	FY 2023	FY 2022
Reconciliation of Diluted Earnings per Share to Adjusted Diluted Earnings per Share:
Diluted earning (loss) per share	$0.05	$0.05	$0.08	$0.09
Impairment of investment, net of tax	—	—	0.01	0.05
Severance and related costs, net of tax	—	—	0.02	0.01
Proceeds from settlement, net of tax	—	(0.03)	—	(0.03)
Gain on investments	—	(0.01)	(0.02)	(0.03)
Restructuring	—	—	0.04	—
Discrete tax items	(0.01)	—	(0.02)	(0.03)
Other[1]	—	—	(0.01)	(0.01)
Adjusted diluted earnings per share	$0.04	$0.01	$0.10	$0.05
Weighted average shares- diluted and adjusted diluted earnings per share	44,612	46,149	44,496	46,533
(1) Adjusts, as applicable, for the share impact of common stock equivalents, where dilutive.

DHI GROUP, INC.
NON-GAAP & SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands, except per share and customer data)

	Adjusted EBITDA Reconciliations
	Q4 2023	Q4 2022	FY 2023	FY 2022
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$2,148	$2,351	$3,491	$4,176
Interest expense	866	590	3,482	1,580
Income tax expense (benefit)	563	358	131	(579)
Depreciation	4,339	4,893	16,915	17,487
Non-cash stock-based compensation	2,194	2,331	9,467	9,519
Income from equity method investment	(74)	(490)	(502)	(1,597)
Proceeds from settlement	—	(2,061)	—	(2,061)
Gain on sale of investments	—	—	(614)	(320)
Impairment of investment	—	—	300	2,300
Severance and related costs	27	126	1,167	445
Restructuring	—	—	2,417	—
Adjusted EBITDA	$10,063	$8,098	$36,254	$30,950

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$7,621	$7,349	$21,345	$36,035
Interest expense	866	590	3,482	1,580
Amortization of deferred financing costs	(36)	(36)	(145)	(146)
Income tax expense (benefit)	563	358	131	(579)
Deferred income taxes	122	118	3,301	3,800
Change in accrual for unrecognized tax benefits	125	224	(263)	16
Change in accounts receivable	3,634	1,633	1,398	2,109
Change in deferred revenue	(1,127)	1,388	893	(4,718)
Severance and related costs	27	126	1,167	445
Restructuring	—	—	2,417	—
Changes in working capital and other	(1,732)	(3,652)	2,528	(7,592)
Adjusted EBITDA	$10,063	$8,098	$36,254	$30,950

Guidance
Earlier in this press release, the Company provided guidance for Adjusted EBITDA margin, which is a non-GAAP financial measure. We are unable to reconcile expected Adjusted EBITDA margin to its nearest GAAP measure without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of items such as non-cash stock-based compensation, impairments, income tax expense, gains or losses from equity method investments, severance and retention costs, restructuring charges and legal claims and fees. By their very nature, these items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of this non-GAAP financial measure.